BLACKROCK MuniHoldings Fund II, Inc.

FILE #811-08215

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
8/2/2006	Commonwealth of Puerto Rico	835,650,000	510,000

Morgan Stanley, Goldman Sachs & Co., Banc of America Securities LLC, Citigroup Global Markets Inc.,  J.P. Morgan Securities Inc., Lehman Brothers Inc., Merrill Lynch & Co.,  Popular Securities, Inc., Raymond James & Associates, Ramirez & Co. Inc., Wachovia Bank, National Association, UBS Securities LLC

2/8/2007	DALLAS TEX AREA RAPID TRAN SALES T	770,270,000	$ 1,200,000

Goldman, Sachs & Co.; Siebert Brandford Shank & Co., LLC; Banc of America Securities LLC; Popular Securities; First Albany Capital Inc.; Merrill Lynch & Co.; Morgan Keegan & Company, Inc.; Ramirez & Co., Inc.; Southwest Securities; Walton, Johnson & Company

2/16/2007	PUERTO RICO COMWLTH HWY & TRANSN A	2,184,860,553.00	$ 1,945,000

Citigroup; Goldman, Sachs & Co.; RBC Capital Markets; Banc of America Securities LLC; BBVAPR MSD; JP Morgan; Lehman Brothers; Merrill Lynch & Co.; Morgan Stanley; Popular Securities; Raymond James & Associates, Inc.; Samuel A. Ramirez & Co.; Santander Securities; UBS Investment Bank; Wachovia Bank, National Association

3/08/2007	GOLDEN ST TOB SECURITIZATION CORP	4,446,826,391.40	$ 670,000

Bear, Stearns & Co. Inc.; Goldman, Sachs & Co.; Citigroup; First Albany Capital Inc.; M.R. Beal & Company; A.G. Edwards; Banc of America Securities LLC; E.J. De La Rosa & Co., Inc.; Fidelity Capital Markets Services; Great Pacific Securities, Inc.; Jackson Securities; JPMorgan; Lehman Brothers; Loop Capital Markets, LLC; Merrill Lynch & Company; Morgan Keegan and Co., Inc.; Morgan Stanley; Prager, Sealy & Company, LLC; Ramirez & Co., Inc.; RBC Capital Markets; Siebert Brandford Shank & Co., LLC; Southwest Securities; Stone & Youngberg, LLC; UBS Investment Bank

4/20/2007	PUERTO RICO ELEC PWR AUTH PWR REV	1,943,565,000.00	$1,800,000

JPMorgan; UBS Investment Bank; Wachovia Bank, National Association; Banc of America Securities LLC; BBVAPR MSD; Citigroup; Goldman, Sachs & Co.; Lehman Brothers; Merrill Lynch & Co.; Morgan Stanley; Popular Securities; RBC Capital Markets; Samuel A. Ramirez & Co.; Santander Securities

6/21/2007	CALIFORNIA ST	2,500,000,000.00	$2,900,000

Citigroup Global Markets Inc., Banc of America Securities LLC, E.J. De La Rosa & Co., Inc., Fidelity Capital Markets Services, Alamo Capital, ALTA CAPITAL GROUP LLC, Backstrom McCarley Berry  & Co.,LLC, Bear, Stearns & Co. Inc., Comerica Securities, Crocker Securities LLC, Goldman, Sachs & Co.,Great Pacific Securities Inc., Grigsby & Associates, Inc., J.P. Morgan Securities Inc., Henderson Capital Partners, Inc., Lehman Brothers, Merrill Lynch & Co., Morgan Stanley & Co. Incorporated, RBC Capital Markets,Ramirez & Co., Inc., Siebert Brandford Shank & Co., Stone & Youngberg LLC, UBS Securities LLC,Wedbush Morgan Securities, Wells Fargo Brokerage Services LLC.